FIRST AMENDMENT TO THE
RIVERWOOD INTERNATIONAL EMPLOYEES RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2015)

WHEREAS, the Compensation and Benefits Committee of the Board of Directors of Graphic Packaging Holding Company has delegated to the Retirement Committee (the “Retirement Committee”) of Graphic Packaging International, Inc. (the “Company”) the responsibility to make certain amendments to the Riverwood International Employees Retirement Plan (the “Plan”); and

WHEREAS, the Retirement Committee deems it desirable to amend the Plan to reflect the change in payroll classification of employees at the Company’s Perry facility from salaried to non-union hourly;

NOW, THEREFORE, BE IT RESOLVED, effective as of April 1, 2015, Appendix A of the Plan be, and it hereby is, amended by adding the following new row to the beginning thereof:

Effective Date	Members Covered	Special Provisions
April 1, 2015	Non-union hourly employees at the Employer’s Perry, GA facility
An Employee’s eligibility under the Plan will not be affected by the change in payroll classification of from salaried to non-union hourly at the Perry, GA facility that occurred on or about April 1, 2015.

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this First Amendment to the Riverwood International Employees Retirement Plan this 6th day of March, 2015.
GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS

By: /s/ Brad Ankerholz
Brad Ankerholz

By: /s/ Carla J. Chaney
Carla J. Chaney

By: /s/ Debbie Frank
Debbie Frank

By: /s/ Stephen Scherger
Stephen Scherger

By: /s/ Brian A. Wilson

Brian A. Wilson